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                                                                     Exhibit 4.4

                                    EXHIBIT A

                      [FORM OF FACE OF DEPOSITARY RECEIPT]

Number:                                                 [# of Depositary Shares]
                                                        CUSIP
                                                              -----------------

            CERTIFICATE FOR NOT MORE THAN ________ DEPOSITARY SHARES

                    DEPOSITARY RECEIPT FOR DEPOSITARY SHARES
                    REPRESENTING [INSERT PREFERRED STOCK] OF

                             J.P. MORGAN CHASE & CO.
             (Incorporated Under the Laws of the State of Delaware)

         _____________, as Depositary (the "Depositary"), hereby certifies that
__________________________________________________________ is the registered owner of ___________________ Depositary Shares ("Depositary Shares"), each Depositary Share representing [insert fractional share] of one share of [insert series of preferred stock] (the "Stock") of J.P. Morgan Chase & Co., a Delaware corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of __________ (the "Deposit Agreement"), between the Company and the Depositary. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:                                    Countersigned and Registered


-------------------------------           ---------------------------------
Depositary                                Transfer Agent and Registrar


By:                                       By:
   ----------------------------              ------------------------------
     Authorized Officer                        Authorized Officer
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                     [FORM OF REVERSE OF DEPOSITARY RECEIPT]

                  The following summary of certain provisions of the Deposit Agreement is subject to the detailed provisions thereof, to which reference is hereby made.

                  1. Redemption. Whenever the Company shall be permitted and shall elect, under the Certificate of Designation relating to the Stock (the "Certificate"), to redeem shares of the Stock, it shall give the Depositary notice thereof. The Depositary shall mail notice of such redemption and the simultaneous redemption of the corresponding Depositary Shares not less than 30 and not more than 60 days prior to the date fixed for redemption to the holders of record of Receipts representing the number of Depositary Shares to be redeemed. Each such notice shall state: (a) the date of such proposed redemption; (b) the number of Depositary Shares to be redeemed; (c) the redemption price (which shall include full cumulative dividends thereon the redemption date); (d) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (e) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accumulate from and after such redemption date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary to be equitable. From and after the date set for redemption, all dividends in respect of the Depositary Shares so called for redemption shall cease to accrue, such Depositary Shares shall no longer be deemed outstanding and all rights of the holders of Receipts representing such Depositary Shares (except the right to receive the redemption price) shall cease and terminate. From and after the redemption date, upon surrender in accordance with the redemption notice of the Receipts representing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at the redemption price per share equal to [insert fractional share] of the redemption price per share paid in respect of the shares of Stock plus any money or other property represented thereby.

                  2. Transfer, Split-ups, Combinations. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered.

                  3. Suspension of Delivery, Transfer, etc. The transfer or surrender of this Receipt may be suspended during any period when the register of stockholders of the Company is closed or if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary, or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

                  4. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by
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the holder hereof. Transfer of this Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by this Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such tax or charge, the holder of this Receipt remaining liable for any deficiency.

                  5. Warranty by Company. The Company has warranted that the Stock, when issued, will be validly issued, fully paid and nonassessable.

                  6. Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. A holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

                  7. Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements, and all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares and redemption of the Stock at the option of the Company. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares. All other charges and expenses of the Depositary and any agent of the Depositary will be paid upon consultation and agreement between the Depositary and the Company.

                  8. Title to Receipts. This Receipt (and the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

                  9. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the Receipt holders as nearly as practicable in proportion to the number of Depositary Shares held by them; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the
Company or the Depositary on account of taxes. Other distributions received on the Stock may be distributed to holders of Receipts as provided in the Deposit Agreement.
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                  10. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Stock), for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting.

                  11. Voting Rights. Upon receipt of notice of any meeting at which holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and
(ii) a statement informing holders of Receipts that they may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

                  12. Changes Affecting Deposited Securities. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, or upon the sale of all or substantially all of the Company's assets, the Depositary may in its discretion with the approval of the Company, and in such manner as the Depositary may deem equitable, (i) make such adjustments in (x) the fraction of an interest represented by one Depositary Share in one share of Stock and (y) the ratio of the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effect of such change and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

                  13. Liability and Obligations of the Depositary, the Depositary's Agents or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to any holder of any Receipt, other than for its gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law or regulation thereunder of the United States of America or any other
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governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstance beyond their control, the Depositary, the Depositary's Agent, the Registrar of the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, other than for its gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished. The Deposit Agreement contains various other exculpatory, indemnification and related provisions, to which reference is hereby made.

                  14. Resignation and Removal of Depositary. The Depositary may at any time (a) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (b) be removed by the Company upon written notice to the Depositary effective upon the appointment of a successor Depositary and its acceptance of such appointment.

                  15. Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company or the Depositary only upon or after the occurrence of any of the following events: (i) all outstanding Depositary Shares shall have been redeemed or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary with respect to indemnification, charges and expenses.

                  16. Governing Law. This Receipt and the Deposit Agreement and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the Laws of the State of New York.